Exhibit T3A.4

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile [initials]	[stamp:] AUTHORIZED COPY	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

DIRECTORY No. 13.774-2012.-
KVC/PE/CCS
INVERSIONES ENJOY SPA – MINUTES

M I N U T E S
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“INVERSIONES ENJOY SpA”

Extraordinary General Shareholders Meeting

June 1, 2012
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 IN SANTIAGO, CHILE, on September first of the year two thousand twelve, in the presence of myself, EDUARDO JAVIER DIEZ MORELLO, attorney, acting notary public for the Thirty-Fourth Notary Office of Santiago, with p remises at Calle Morandé number two hundred forty-three, the following party appeared at his domicile: Mr. RODRIGO CRISTIAN LARRAIN KAPLAN, a Chilean citizen, married, a civil engineer, national identification card number ten million, nine hundred seventy-three thousand, one hundred thirty-nine hyphen zero, and Mr. PERCY ALBERT ECCLEFIELD ARRIAZA, a Chilean citizen, married, an attorney,

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO national identification card number five million, one hundred sixty-two thousand, four hundred thirty-eight hyphen six; acting in the name and in representation, as shall be attested, of ENJOY SpA, an investment company, Sole Tax Roll number ninety-six million, nine hundred seventy thousand, three hundred eighty hyphen seven, all domiciled at Avenida Presidente Riesco number five thousand, seven hundred eleven, fifteenth floor, Commune of Las Condes, who set forth the following; that being duly authorized, they hereby record as a public instrument the minutes of the Extraordinary General Shareholders Meeting of the company “INVERSIONES ENJOY SpA,” held on June first of the year two thousand twelve, further representing that the signatures affixed therein correspond to the persons indicated therein; the transcribed minutes have the following contents: “EXTRAORDINARY SHAREHOLDERS MEETING OF INVERSIONES ENJOY SpA. In Santiago, on June first, two thousand twelve, at eight o’clock a.m. in the company’s offices located at Avenida Presidente Riesco number five thousand, seven hundred eleven, fifteenth floor, Commune of Las Condes, Santiago, the Extraordinary Shareholders Meeting (the “Meeting”) was held of the company INVERSIONES ENJOY SpA (the “Company”), the minutes of which are set forth below. ONE: ATTENDANCE AND CONSIDERATION OF PROXIES: The following shareholders attended the Meeting: Mr. PERCY ECCLEFIELD ARRIAZA, on behalf of the company ENJOY S.A., and representing one million shares. The secretary for minutes, Mr. EDUARDO SBOCCIA SERRANO, proceeded to consider the proxy

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

submitted by Mr. PERCY ECCLEFIELD ARRIAZA, to act on behalf of the company ENJOY S.A., finding it to be in order and consistent with the Chilean Corporations Act [Ley de Sociedades Anónimas] and its corresponding Regulation. A total of one million shares was found to be present at the meeting, comprising the company’s share capital. Also attending was Santiago Notary Public Mr. Eduardo Diez Morello. TWO: CHAIR AND SECRETARY: The Meeting was chaired by Mr. ANTONIO MARTÍNEZ SEGUÍ, and Attorney Mr. EDUARDO SBOCCIA SERRANO acted as its secretary. THREE: CONVOCATION AND HOLDING OF THE MEETING: An express record was left that (i) this Meeting was convened by the Company administrator, and (ii) the formal requirements needed for the convocation of this Meeting were omitted, due to the fact that the Company’s sole shareholder had committed to attend, as in fact occurred. Santiago Notary Public Mr. Eduardo Diez Morello attended, who will sign his Certification of Attendance at the end of the Minutes. Moreover, the legal representatives of the attending shareholders signed the preceding attendance list, as required by article seventy-one of the Regulation on Corporations, agreeing to retain this document as an integral part of these minutes. FOUR: VOTING SYSTEM: As set forth in article sixty-two, part four of law eighteen thousand, forty-six on corporations, and in general regulation number two hundred seventy-three of the year two thousand

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ten, of the Chilean Superintendency of Securities and Insurance, it was set forth that it is necessary that shareholders express their opinion as to the balloting system to be applied in this session to vote on matters submitted for the consideration of this Meeting. In this regard, the Chair proposed that the matters submitted for the consideration of the Meeting be approved by acclamation, which was approved unanimously by the Meeting. FIVE: HOLDING OF THE MEETING: The Chair indicated that, with the proxy having been duly approved and with all shares issued by the Company being present or represented, thereby meeting the quorum needed to hold the Meeting and adopt resolutions on the matters indicated in the convocation, this Extraordinary Shareholders Meeting was called to order. SIX: SIGNING OF THE MINUTES: It was agreed that the minutes of this Meeting shall be signed jointly by the Chair, the Secretary and the shareholder representative. SEVEN: PURPOSE OF THE MEETING. COMPANY SPLIT: Next, the Chair stated that the purpose of this meeting is the following: ONE) To approve the Split Balance Sheet. TWO) To submit the Company’s split for consideration of the shareholders meeting, dividing the net equity, to which end the shareholder shall be informed as to the reasons justifying the split. THREE) To approve the distribution of net equity between the Company and the outcome of the split. FOUR) To approve the bylaws of the new company that is

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

formed: INVERSIONES INMOBILIARIAS ENJOY SPA. FIVE) To approve the amendments to be made to the corporate bylaws by reason of the company’s split, which shall consist in the modification of the share capital. The Chair next explained the contents of each of the matters submitted for decision of the Meeting, noting that the proposals consist of the following: (i) Splitting the company into two different joint-stock corporations, i.e.: (a) INVERSIONES ENJOY SpA, the legal successor of the current company, which shall retain its name and current bylaws, without prejudice to any changes to the bylaws that are proposed and described further below; and (b) INVERSIONES INMOBILIARIAS ENJOY SpA, a Chilean joint-stock company [sociedad por acciones] to be created as a consequence of the split, the bylaws of which are proposed and submitted for decision by this meeting. (ii) Effecting the distribution of the net equity of INVERSIONES ENJOY SpA between the latter and INVERSIONES INMOBILIARIAS ENJOY SpA, consequently determining the net equity of both companies, which shall be assigned the assets and liabilities indicated further below, duly valued, based on the INVERSIONES ENJOY SpA balance sheet, as approved by the Company administration, reflecting the Company’s financial position as of May thirty-first, two thousand twelve, hereinafter the “Balance Sheet,” which shall be the basis for undertaking the Company split, which is the purpose of this Meeting. The Chair explained that the proposal consists in maintaining in the current company

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INVERSIONES ENJOY Spa the stake in investment companies that operate the foreign units and assigning to INVERSIONES INMOBILIARIAS ENJOY SpA all corporate interests the Company currently holds in the following companies: INMOBILIARIA PROYECTO INTEGRAL ANTOFAGASTA S.A., INMOBILIARIA PROYECTO INTEGRAL COQUIMBO S.A., INMOBILIARIA PROYECTO INTEGRAL CASTRO S.A. and INMOBILIARIA KUDEN S.A., hereinafter jointly the “Real Estate Companies.” This company’s purpose shall be investing in real estate companies that operate the real assets of the various business units of the ENJOY group. The new corporate structure will allow for the independence of the foreign investments from local real estate investments, with a view to, in the future, being able to invite third-party investors to participate in this matrix of real estate investments. The chair explained that should the split be approved, the shareholder ENJOY S.A. will be entitled to the same proportion of the share capital of the company INVERSIONES INMOBILIARIAS ENJOY SpA as it holds in the company being split. The Company's net equity will be distributed on the basis of the balance sheet of the corporate split prepared as of May thirty-first, two thousand twelve, by auditor Mr. Marcelo Tapia Cavallo; said document shall form an integral part of these minutes, and must be added to the notary records authorized by

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

the public instrument into which it is recorded, the “Split Balance Sheet.” The Split Balance Sheet shall report on the net equity position the Company will have - after the split - as well as INVERSIONES INMOBILIARIAS ENJOY SpA, and break down the asset and liability accounts to be maintained at INVERSIONES ENJOY SpA and those assigned to INVERSIONES INMOBILIARIA ENJOY S.A. To adopt the relevant resolutions, the Chair indicated that, according to the Balance Sheet, INVERSIONES ENJOY SpA has subscribed and paid-in share capital of SIXTY-SEVEN BILLION, FIVE HUNDRED FIFTY-SEVEN MILLION, SIX HUNDRED EIGHTY-SEVEN THOUSAND, SEVEN HUNDRED FIFTY-SIX CHILEAN PESOS, with net equity totaling SEVENTY-EIGHT BILLION, EIGHT HUNDRED NINETY-ONE MILLION, SEVEN HUNDRED NINETY-ONE THOUSAND, ONE HUNDRED FIFTY-ONE PESOS. The aforementioned share capital is divided into one million registered, common shares, without par value and of a single series. The chair next stated that should the split be approved, it is proposed that the Company’s share capital be reduced to a total of THIRTEEN BILLION, FIVE HUNDRED ELEVEN MILLION, FIVE HUNDRED THIRTY-SEVEN THOUSAND, FIVE HUNDRED FIFTY-ONE PESOS, divided among one million common registered shares of the same value, without par value and of a single series. For its part, it is proposed that the share capital of the company that is created, i.e., INVERSIONES INMOBILIARIAS ENJOY SpA, be set at

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO a total of FIFTY-FOUR BILLION, FORTY-SIX MILLION, ONE HUNDRED FIFTY THOUSAND, TWO HUNDRED FIVE PESOS, which sum is equivalent to the amount it is proposed reducing the share capital of the Company being split. According to the Split Balance Sheet, the value of the assets proposed to be assigned to the new company, known as INVERSIONES INMOBILIARIAS ENJOY SpA (the “Assets”) totals SEVENTY-FOUR BILLION, EIGHTY-SEVEN MILLION, SEVEN HUNDRED NINETY-NINE THOUSAND, EIGHT HUNDRED NINETEEN PESOS as described in the same Split Balance Sheet. For their part, the liability accounts proposed to be assigned to INVERSIONES INMOBILIARIAS ENJOY SpA total TEN BILLION, NINE HUNDRED SEVENTY-FOUR MILLION, THREE HUNDRED SIXTY-SIX THOUSAND, EIGHT HUNDRED NINETY-EIGHT PESOS and are those which are described in the same Split Balance sheet, hereinafter the “Liabilities.” Further, the Chair proposed that, in order to not create greater operational disruptions, the split take effect as of June first, two thousand twelve. (ii) finally, and in order for the shareholder to decide on the bylaws of the new company INVERSIONES INMOBLIARIAS ENJOY SpA, the Chair read its text. He also explained the revision to be made to the bylaws of INVERSIONES ENJOY SpA, for purposes of the split, basically restricted to the consequent reduction in share capital.

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

Consequently, it was proposed proceeding as follows: The company INVERSIONES INMOBILIARIAS ENJOY SpA will be organized as a consequence of the split of INVERSIONES ENJOY SpA, the business sector of which shall be investments. The corporate purpose is specifically inclined toward the execution of investments in all types of intangible assets, including the acquisition of shares, rights in companies, whether partnerships or joint-stock, debentures, bonds, time deposits, shares of funds, commercial instruments and all types of instrument or property values and investment instruments, and the administration and marketing of these investments and their proceeds; and in general, the execution of all types of investments. The share capital shall be the sum of FIFTY-FOUR BILLION, FORTY-SIX MILLION, ONE HUNDRED FIFTY THOUSAND, TWO HUNDRED FIVE PESOS, divided among one million shares, without par value, common, registered and of a single series, entirely subscribed and paid-in. With respect to INVERSIONES ENJOY SpA, the Chair indicated that its current share capital, before the split, totals SIXTY-SEVEN BILLION, FIVE HUNDRED FIFTY-SEVEN MILLION, SIX HUNDRED EIGHTY-SEVEN THOUSAND, SEVEN HUNDRED FIFTY-SIX PESOS, divided among one million shares, without par value. He proposed that once this split is executed, the share capital remain at the sum of THIRTEEN BILLION, FIVE HUNDRED ELEVEN MILLION, FIVE HUNDRED THIRTY-SEVEN THOUSAND, FIVE HUNDRED FIFTY-ONE PESOS, divided into the same

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO one million shares. Having completed the explanation, the floor was offered to the shareholder attending the Meeting and, finally, the following was approved: ONE: Balance Sheet and Split Balance Sheet: For purposes of the Company split, the Meeting approves the Company Balance Sheet, reflecting the Company’s financial position as of May thirty-first, two thousand twelve. The Meeting also approves the Split Balance Sheet. TWO: COMPANY SPLIT: Splitting the company INVERSIONES ENJOY SpA. As a consequence of this split, a new company will be formed, named INVERSIONES INMOBILIARIAS ENJOY SpA, the shareholder of which shall be the same and in the same proportion of net equity as the current shareholder of the company INVERSIONES ENJOY SpA. THREE: DISTRIBUTION OF NET EQUITY: Distributing the Company’s net equity in accordance with the terms of the Split Balance Sheet, assigning to the company INVERSIONES INMOBILIARIAS ENJOY SpA the assets including all the shares currently held by the company INVERSIONES ENJOY SpA in INMOBILIARIA PROYECTO INTEGRAL ANTOFAGASTA S.A., INMOBILIARIA PROYECTO INTEGRAL COQUIMBO S.A., INMOBILIARIA PROYECTO INTEGRAL CASTRO S.A. and INMOBILIARIA KUDEN S.A. According to the terms of the Split Balance Sheet, the Company’s assets are allocated to INVERSIONES INMOBILIARIAS ENJOY SpA for a total of SEVENTY-FOUR BILLION, EIGHTY-SEVEN MILLION, SEVEN HUNDRED NINETY-NINE THOUSAND,

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

EIGHT HUNDRED NINETEEN PESOS; such that the company INVERSIONES ENJOY SpA shall remain as holder of assets totaling SIXTEEN BILLION, FIVE HUNDRED FIFTY-THREE MILLION, SIX HUNDRED TWENTY-TWO THOUSAND, EIGHT HUNDRED TWENTY-EIGHT PESOS. Consistent with the Split Balance Sheet, the Liabilities are assigned to the new company INVERSIONES INMOBILIARIAS ENJOY SpA in the total amount of TEN BILLION, NINE HUNDRED SEVENTY-FOUR MILLION, THREE HUNDRED SIXTY-SIX THOUSAND, EIGHT HUNDRED NINETY-EIGHT PESOS, such that the company INVERSIONES ENJOY SpA will remain as holder of the liabilities account totaling SEVEN HUNDRED SEVENTY-FIVE MILLION, TWO HUNDRED SIXTY-FOUR THOUSAND, FIVE HUNDRED NINETY-EIGHT PESOS. According to this balance sheet, net equity will be contributed to INVERSIONES INMOBILIARIAS ENJOY SpA totaling SIXTY-THREE BILLION, ONE HUNDRED THIRTEEN MILLION, FOUR HUNDRED THIRTY-TWO THOUSAND, NINE HUNDRED TWENTY-ONE PESOS, corresponding to some eighty percent of total net equity. The remainder, which corresponds to some twenty percent of total net equity, shall be kept by the company that remains, INVERSIONES ENJOY SpA. (ii) Pursuant to the above, it is resolved to assign the Assets and Liabilities to the new company, and in that regard: (a) The Assets are assigned and transferred in accordance with the same terms and forms as they were agreed to and documented in the split company, with all privileges, encumbrances, prohibitions or rights of third parties;

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(b) The Company’s remaining assets will continue belonging to INVERSIONES ENJOY SpA; (c) The transfer of the Assets assigned to INVERSIONES INMOBILIARIAS ENJOY SpA is hereby understood as completed; particularly (ci) sixty-three thousand shares of the company INMOBILIARIA PROYECTO INTEGRAL ANTOFAGASTA S.A., as set forth in the Shareholders Registry under number zero zero four; (cii) forty-nine thousand, two hundred fifty-eight shares of the company INMOBILIARIA KUDEN S.A. as set forth in the Shareholders Registry under number zero five; (ciii) thirty thousand, eight hundred seventy-one shares of the company INMOBILIARIA PROYECTO INTEGRAL COQUIMBO S.A. as set forth in the Shareholders Registry under number zero three; and (civ) nine hundred ninety shares of the company INMOBILIARIA PROYECTO INTEGRAL CASTRO S.A., as set forth in the Shareholders Registry under number zero zero three. (iii) Consequently, having addressed the amount of the Assets and Liabilities of INVERSIONES ENJOY SpA allocated to INVERSIONES INMOBILIARIAS ENJOY SpA, the asset accounts shown in the Balance Sheet, they are distributed among the two companies in the form and based on the reported criteria detailed in the Split Balance Sheet. (iv) The share capital of the new company INVERSIONES INMOBILIARIAS ENJOY SpA totals the sum of FIFTY-FOUR BILLION, FORTY-SIX MILLION, ONE HUNDRED FIFTY THOUSAND, TWO HUNDRED FIVE PESOS and is understood as contributed, at no charge

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

whatsoever, by its shareholder ENJOY S.A., prorated for the shareholder interest that corresponds to the latter, as of this date. (v) This split produces all its effects and financial, accounting and operational validity, as of June first, two thousand twelve. Consequently, all businesses, results, instruments, contracts and, in general, any transaction that INVERSIONES ENJOY SpA had effected or is effecting with respect to the Assets allocated to the new company INVERSIONES INMOBILIARIAS ENJOY SpA, between June first, two thousand twelve and the date this split is legalized, shall be understood as effected by INVERSIONES INMOBILIARIAS ENJOY SpA and, consequently, the rights and obligations that had derived or which do derive therefrom shall be to the sole benefit or charge of this latter, since it shall retroactively substitute for INVERSIONES ENJOY SpA. The remaining transactions the Company effected between said period, i.e., those not related to the Assets and Liabilities allocated to INVERSIONES INMOBILIARIAS ENJOY SpA, shall be understood as executed by INVERSIONES ENJOY SpA, such that the rights and obligations driving from said transactions shall only be applied to it. FOUR: BYLAWS OF THE NEW COMPANY: INVERSIONES INMOBILIARIAS ENJOY SpA: To approve the proposed bylaws of the company INVERSIONES INMOBILIARIAS ENJOY SpA, the text of which is reproduced below. The company bylaws are

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as follows: TITLE ONE: NAME, DOMICILE, DURATION AND PURPOSE: ARTICLE ONE: The company’s name shall be INVERSIONES INMOBILIARIAS ENJOY SpA., with domicile in the city of Santiago, and it may establish agencies or branches in other points of the country or abroad. ARTICLE TWO: The company’s duration shall be indefinite. ARTICLE THREE: The Company’s purpose shall be: A) Investment, both in Chile and abroad, in any type of assets, financial instruments and trade effects and, in particular, corporate shares or rights of organized companies through the subscription and paying-in of shares on first issuance, the acquisition of corporate shares or rights from third parties, and the execution of contributions intended for the establishment or increase of capital in companies or associations, all on its own account or that of other parties, individually or in association with third parties; B) activity involving real estate, construction, operation, development, leasing and/or administration of real assets located in Chile or abroad, directly or indirectly, on its own account or on that of other parties, individually or in association with third parties; and C) commercial activity in general, through the purchase, sale or lease of all types of moveable or real assets or securities, and the provision of services, all on its own account or on that of others, individually or in association with third parties; in particular the commercial operation of gambling casinos and related services such as hotels and tourism in general,

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

convention centers, restaurants and related activities, which it may operate directly or indirectly through related companies. TITLE TWO: SHARE CAPITAL AND STOCK: ARTICLE FOUR: The company’s share capital shall be a total of FIFTY-FOUR BILLION, FORTY-SIX MILLION, ONE HUNDRED FIFTY THOUSAND, TWO HUNDRED FIVE PESOS, divided among one million ordinary shares, of the same series, registered and without par value. The shares may be paid-in in cash or with other assets. Company management is expressly authorized, permanently and in general, to be able to increase the share capital with a view to financing the company’s ordinary activities or for specific purposes. ARTICLE FIVE: The shares shall be issued without need for physical sheets to be printed for said share instruments. ARTICLE SIX: The company may acquire and own shares of its own issuance, but these shares must be transferred within five years. TITLE THREE: ADMINISTRATION: ARTICLE SEVEN: The company shall be administered by one or more acting or provisional legal representatives or administrators, appointed specifically for that purpose by the shareholder or shareholders. The appointment of legal representatives shall be in the corporate charter and they shall remain in office indefinitely. The subsequent appointment of acting legal representatives shall be done by the shareholder or all of them engaged in the granting of the respective public instrument, or be appointed at the Shareholders Meeting, the minutes of which must be drawn up as a public instrument;

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in both cases, the public instrument must be recorded in the margin of the corporate registration. The provisional or acting legal representatives or holders shall have broad administrative authority, including that of disposal of assets and all aspects which, directly or indirectly, are or appear to be necessary or conducive to execution of the corporate purpose or to the retention or increase of the company’s assets. Specifically, affixing to their signature the name of the company, and without the following listing being exhaustive, he/she or they may: A) CONCERNING THE COMPANY’S GENERAL ADMINISTRATION: ONE) Purchase, acquire, sell, assign, give in payment or transfer in any form all classes of real assets, fixed assets, furnishings in general, investment securities, stocks and rights, with entitlement to transact in the capital markets. TWO) Provide services of any kind and bind the Company in any instrument or contract, specifically including but without being limited to, those related directly to the corporate businesses, such as commercial commissions, mandates, purchases and sales, international purchases and sales of merchandise, transport, insurance, advising and the provision of services. THREE) Take and give in lease and sub-lease both moveable and fixed assets. FOUR) Assign in any manner and in any form all classes of tangible and intangible assets, real estate or furnishings. FIVE) Establish on the corporate assets, moveable and fixed, all types of real guarantees, including a general guarantee clause, such as mortgages, ordinary, civil and commercial pledges, and

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

those of any other kind and any other limitation of domain. SIX) Organize the Company as joint and several guarantor and/or co-debtor, including under a general guarantee clause, and establish real guarantees for third-party obligations, specific or general. SEVEN) Acquire and transfer investment securities. EIGHT) Set and accept prices and forms of payments, and grant special conditions for payment. NINE) Collect prices, moneys and goods owed to the company, accept them and issue the corresponding receipts and discharges. TEN) Assign loans and accept assignments. ELEVEN) Make and accept payments in kind. TWELVE) Grant renewals, extensions, discharges and delays. THIRTEEN) Receive deposits and make and receive consignments. FOURTEEN) Give and accept money in interest. FIFTEEN) Remit, offset, pay, renew and extinguish obligations by any means. SIXTEEN) Endorse and withdraw shipping documents. SEVENTEEN) Submit and approve accounts and request their submission and dispute them in whole or in part. EIGHTEEN) Request liquidations and partitions. NINETEEN) Form, modify and administer any types of companies and contribute to them all types of assets that belong to the company, whether moveable or fixed, set prices for contributions and determine the Company’s stake in said legal entities; agree to joint ventures or shared accounts, set their administration, determine the authority of the administrator or administrators; agree to administrative bodies and forms of social administration and any clause, with no restriction whatsoever, in the respective

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corporate charter, including terms of corporate duration, distribution of profits and losses, responsibilities of partners, commitments, capitalization funds or reserves, appointments of directors, agents and managers, compensation, grounds for dissolution and forms of liquidation; dissolve and liquidate companies and commonly owned property and intervene in the division of the corporate or common assets, accepting and rejecting partitioning actions. TWENTY) Contribute to community properties already established or grant other new ones and their form of administration. TWENTY-ONE) Appoint experts, liquidators, appraisers, depositories, intervening participants, legal representatives and officials of all kinds to the acts, businesses or agreements in which the Company has a share or interest. TWENTY-TWO) Acquire the assets and assume responsibility for the liabilities of other companies or businesses. TWENTY-THREE) Serve as official agent on behalf of the company. TWENTY-FOUR) Enter into loan, use, charter, commission, brokerage, consignment, usufruct, administration and any other agreements deemed necessary and indispensable to the corporate interests, including capital loans, whether by amount or by specified or indeterminate time, or in any other form. TWENTY-FIVE) Develop general depository custodian accounts. TWENTY-SIX) Engage loans through the issuance of bonds and debentures, in accordance with the relevant legal provisions, sign this type of transactions and participate in those approved by other types of entities and companies; TWENTY-SEVEN) Invest the company cash

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

in any form and assign to the company funds the purpose corresponding to its objectives; TWENTY-EIGHT) Withdraw and open company correspondence by letter, telegram, cablegram and radio-telegraph and certificates, drafts and postal orders or those of any other kind directed thereto. TWENTY-NINE) Act in the company’s name vis-à-vis the administrative authorities of the corresponding Government, or political and civil authorities, posting on its behalf  any types of petitions, reports and requests, and freely accepting any types of suggestions or modifications made thereto. THIRTY) Request the registration of commercial trademarks and all types of manufacturing privileges, domains and names, both in the real world and in the virtual world or on the internet. THIRTY-ONE) Engage with third parties the distribution or sub-distribution of assets or products of the company and of third parties; set and determine the conditions and types of distribution or sub-distribution; appoint agents or representatives in Chile or abroad; set their terms and if it so deems necessary, demand of them surety or guarantees. THIRTY-TWO) Rescind, settle and cancel contracts or subcontracts entered into. THIRTY-THREE) Accept real, personal and nominal surety. THIRTY-FOUR) Execute and waive all rights granted by law to buyers and sellers. THIRTY-FIVE) Waive actions of nullity, cancellation, settlement and eviction and accept the waivers of said actions. THIRTY-SIX) Grant accessory pacts as well as those for repurchase, and settle on their conditions or agreements. THIRTY-SEVEN) Enter into

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maritime, land or air transport contracts and insurance contracts for merchandise in transit. THIRTY-EIGHT) Enter into insurance contracts of any kind. THIRTY-NINE) Agree with the tax authorities, decentralized state-owned institutions and autonomous entities, on all aspects concerning expropriation for reason of public utility, with broad authority. FORTY) Open revocable or irrevocable letters of credit, whether divisible or indivisible. FORTY-ONE) Sign records and appendices. FORTY-TWO) Give and accept assets in loan. FORTY-THREE) Enter into employment contracts with all types of workers, amend them, terminate them, dismiss them, set their terms and conditions for termination, request their forfeiture, termination or cancellation; amend them and alter their substance; determine which of them constitute burdens or contracts of trust; determine and agree to acts of compromise or all manner of collective labor agreements; address petition claims; settle disputes or submit them to arbitration, and in general, act vis-à-vis the labor authorities with the most extensive authority. FORTY-FOUR) File complaints and clarify all types of tax matters, settle them, request clarifications and amendments and, in general, act before the tax authorities with the most extensive authority; file and pay income tax, customs and/or other returns, amend them, clarify them, comply with all types of tax or customs exemptions or rebates. FORTY-FIVE) Represent the Company vis-à-vis the

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

Central Bank of Chile and file with it all types of applications for the importation of merchandise of any kind and administer export permits. FORTY-SIX) Act vis-à-vis the customs authorities with the most extensive powers; settle and re-settle rights; claim total or partial legal capacity; endorse customs policies and, in general, execute and fulfill all acts and actions needed for the legal importation or exportation of goods; appoint special customs agents; request special warehouses within areas of primary jurisdiction of customs. FORTY-SEVEN) In general, broadly, effect in representation of the company all statements, acts, contracts and agreements relevant to the corporate purposes. FORTY-EIGHT) Delegate administrative authority and/or confer special or general representation power, revoke it and reassume it as often as deemed appropriate. B) CONCERNING FINANCES, BANKING AND FINANCIAL INSTITUTIONS: FORTY-NINE) Open and close current accounts, deposit accounts and loan and/or special accounts; transact and overdraw in them, at both domestic and foreign banks, with or without residency in Chile. FIFTY) Engage loans or borrowings, whether through promissory notes, in current account, advances against acceptance, overdrafts or in any other form. FIFTY-ONE) Accept, cancel, endorse or withdraw time or sight deposits. FIFTY-TWO) Grant, cancel and endorse guarantee deposits. FIFTY-THREE) Grant

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pledges on investment securities. FIFTY-FOUR) Collect and receive dividends and all types of proceeds or revenue accrued or that might accrue to the company. FIFTY-FIVE) Collect, cancel, transact, protest and endorse checks, recognize and dispute current account statements or their total or partial balances, withdraw checkbooks. FIFTY-SIX) Collect, take, sign, transact, accept, endorse, re-accept, guarantee, discount and extend bills of exchange, promissory notes, payment orders and any other likely commercial effects of these transactions. FIFTY-SEVEN) Accept guarantee vouchers. FIFTY-EIGHT) Collect and receive. FIFTY-NINE) Grant special powers of attorney and revoke them, for specific transactions. SIXTY) Grant general powers of attorney, revoke them and reassume complete management of the transactions as many times as desired. SIXTY-ONE) Engage and use safe deposit boxes. C) CONCERNING JUDICIAL MATTERS: SIXTY-TWO) Hold active and passive judicial representation of the company, vis-à-vis any court of the Republic, whether ordinary or special; and SIXTY-THREE) Enjoy such powers as are included in both parts of Article Seven of the Chilean Civil Procedure Code [Código de Procedimiento Civil], including those of refraining at the first instance from the deduced legal action, accepting the counterclaim, appeals and legal rights; settling, compromising, granting to arbiters the authority of arbiters, answering interrogatories, approving accords and receiving; appointing sponsoring attorneys and legal representatives and court agents

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

in all or some of the indicated powers. TITLE FOUR: SHAREHOLDERS MEETINGS: ARTICLE EIGHT: The shareholder or shareholders shall meet in Ordinary or Extraordinary Shareholders Meeting in accordance with the law. Ordinary Meetings shall be held within the quarter following the date of the balance sheet. Extraordinary Meetings shall be held when specially convened for that purpose at the request of the administrator. Shareholders meetings may also be self-convened at any time provided that all shares with right to vote are in attendance. ARTICLE NINE: Meetings shall be held with an absolute majority of shares issued with right to vote. The Shareholders Meeting shall be convened by email, fax, certified letter or any other medium. ARTICLE TEN: Shareholders Meetings may be validly held at which all shares issued with right to vote participate, whether personally or represented, even if the formal requirements stipulated by law for their convocation have not been fulfilled. ARTICLE ELEVEN: Any reduction in the company’s share capital shall require the approval of a simple majority of shares issued with right to vote and the bylaws must be duly amended. TITLE FIVE: DIVIDENDS: ARTICLE TWELVE: The Ordinary Shareholders Meeting must decide the date and amount of any annual distribution of dividends. ARTICLE THIRTEEN: Management may, under the personal responsibility of the administrator or

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administrators participating in the respective agreement, distribute provisional dividends during the fiscal year, charged to earnings for that year, provided there were no losses carried forward. To this end, it shall suffice that the administrator provide confirmation of said agreement by means of a private instrument duly signed thereby, confirming the distribution. TITLE SIX: BALANCE SHEET: ARTICLE FOURTEEN: On December thirty-first of each year, a balance sheet of the company’s activities shall be drawn up. TITLE SEVEN: AUDITING: ARTICLE FIFTEEN: The Ordinary Shareholders Meeting shall annually appoint statutory auditors or external auditors, to examine the accounts, inventory, balance sheet and other financial statements of the company, under the obligation to inform the next Ordinary Shareholders Meeting in writing as to the fulfillment of their mandate. TITLE EIGHT: SHAREHOLDERS LIABILITY: ARTICLE SIXTEEN: Shareholders shall only be liable up to the amount of their respective contributions to the company. TITLE NINE: DISSOLUTION AND LIQUIDATION OF THE COMPANY: ARTICLE SEVENTEEN: The company shall be dissolved on the grounds set forth in article one hundred three of law number eighteen thousand forty-six, except for the grounds set froth in number two of the same article. ARTICLE EIGHTEEN: In the event of the occurrence of grounds for dissolution or if the latter is

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

agreed to in advance pursuant to the legal terms, and recourse is made to the company’s liquidation, this shall be carried out by a receiver, unless unanimously decided otherwise by shares issued with right to vote, who shall be elected by mutual accord of the company shareholders. TITLE TEN: DISPUTE RESOLUTION: ARTICLE NINETEEN: In the event that a dispute or difference arises between the parties by reason of this instrument or its complementary documents or amendments, whether with respect to its interpretation, fulfillment, validity, termination, or any other cause related thereto, it shall be resolved through negotiations carried out by representatives of the parties. If the parties do not succeed in directly resolving their disputes, which shall be considered as having occurred in the event that one of them requests of the other in writing the convening of the Arbitral Tribunal, they shall submit thereto and decide permanently through mixed arbitration, in accordance with the Regulation of the Arbitration Center of the Santiago Chamber of Commerce Trade Association. In this regard, the parties shall confer special irrevocable mandate on the Santiago Chamber of Commerce Trade Association such that, at the written request of either of them, it may appoint the arbiter from among the members of the arbitral body of the Arbitration Center of that Chamber. It shall suffice that either party submit the aforementioned written request to the Santiago Chamber of Commerce Trade Association, for it to be understood that there was no agreement between the parties with respect to the name

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with respect to the name of the arbiter. No appeal whatsoever shall apply against the arbiter’s decisions, except that of filing a complaint. The arbiter is specifically authorized to resolve all matters related to its competence and/or jurisdiction. TRANSITORY PROVISIONS: TRANSITORY ARTICLE ONE: The share capital, totaling FIFTY-FOUR BILLION, FORTY-SIX MILLION, ONE HUNDRED FIFTY THOUSAND, TWO HUNDRED FIVE PESOS, divided among one million ordinary registered, shares, of the same series and without par value, is subscribed and paid-in by the appearing party in the following form: the company ENJOY S.A. subscribes one million shares, for a total of FIFTY-FOUR BILLION, FORTY-SIX MILLION, ONE HUNDRED FIFTY THOUSAND, TWO HUNDRED FIVE PESOS. The determination of share capital is based on the distribution of the share capital and net equity of the company INVERSIONES ENJOY SpA between it, in the amount of twenty percent, and the company INVERSIONES INMOBILIARIAS ENJOY SpA, in the amount of eighty percent, consistent with the split agreed to at that company’s Extraordinary Shareholders Meeting held June first, two thousand twelve. Pursuant to the same legal provision, the shareholder of INVERSIONES ENJOY SpA has assumed the same proportion in the share capital of INVERSIONES INMOBILIARIAS ENJOY SpA as the former held in the split company. The assets comprising the share capital of INVERSIONES INMOBILIARIAS ENJOY SpA, which are understood as having been contributed by its founding shareholder in

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

the proportion already indicated, are broken down and appraised in the accounting report prepared by Mr. Marcelo Tapia Cavallo dated May thirty-first, two thousand eleven, which document has been prepared in fulfillment of the provisions of resolution number one as drawn up in the minutes of the Extraordinary Shareholders Meeting recorded in Title One of this instrument, which accounting document is added to this instrument in the protocol record of the notary authorizing this instrument. Thus, the share capital remains completely subscribed and paid-in. TRANSITORY ARTICLE TWO: The following are hereby appointed in the capacity of Administrators, and authority is granted thereto, without said clause’s forming part of the corporate bylaws: Messrs. ANTONIO CLAUDIO MARTINEZ SEGUI and FRANCISCO JAVIER MARTINEZ SEGUI, who may act indiscriminately and separately, representing the company with all authority and powers set forth in article seven of the corporate bylaws, until such time as the acting representatives are appointed in accordance with the standards of the Chilean Commercial Code [Código de Comercio]. TRANSITORY ARTICLE THREE: As from June first, two thousand twelve, the company INVERSIONES INMOBILIARIAS ENJOY SpA shall be the sole and exclusive holder of the rights and obligations corresponding to the goods and assets assigned thereto on the occasion of the split of the company INVERSIONES ENJOY SpA, assuming responsibility as of this date for current business affairs and operations relative to

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said assets. However, for these purposes, and until such time as this split and the company organization are legally executed, such that INVERSIONES INMOBILIARIAS ENJOY SPA is legally and administratively capable of acting validly and assuming responsibility and providing for the financial recording of said transactions, the company INVERSIONES ENJOY SpA shall remain in operation and continue to develop said business affairs, in its own name, being expressly authorized to act in that regard. In fulfillment of this responsibility, INVERSIONES ENJOY SpA must record in special accounts the income receipts and disbursements that it recognizes to that end, and subsequently report and duly transfer the aforementioned movements, to INVERSIONES INMOBILIARIAS ENJOY SpA. TRANSITORY ARTICLE FOUR: The firm Ernst & Young is appointed as External Auditors for the first fiscal year. TRANSITORY ARTICLE FIVE: Any publication that the company must undertake shall be in the electronic newspaper “La Nación.” TRANSITORY ARTICLE SIX: Special Powers of Attorney: i) The bearer of an authorized copy of this instrument or of its extract is authorized to request and sign such instruments as may be found in the respective Commercial Registry and other applicable records, sub-records and annotations of any kind, as well as to request the publication of said extract in the Diario Oficial [Official Daily Gazette] and effect all processing necessary for due legalization of the company. ii)

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

Mr. PERCY ALBERT ECCLEFIELD ARRIAZA and Mr. EDUARDO SBOCCIA SERRANO are expressly authorized to, acting jointly or individually, grant and sign public or private instruments to clarify or complement obscure or doubtful points, correct omissions and rectify copying or reference errors and numeric calculations that clearly appear in the same instrument, or any other requirement that may be necessary in the judgment of the Real Estate Registrar, or those responsible for other public and private registries, to adequately record this instrument. The legal representatives are specifically authorized to sign all public and private instruments necessary for the fulfillment of their task, and they may also submit and sign drafts. The concession of these powers is henceforth irrevocable and shall remain in force, even upon the occurrence of the death or disability of the grantor. iii) A special power of attorney, but one that is as extensive under law as is required, is also granted to Mrs. Carol Rojas Malverdi, national identification card number twelve million, nine hundred five thousand, seven hundred fifty-one hyphen three, such that, acting individually, she might take all measures as may be necessary for the execution of this conversion vis-à-vis the Internal Tax Service. In exercise of this special task, and without its implying any restriction whatsoever, the legal representative is authorized to sign, present, amend and waive all types of requests, report, petitions, representations and instruments that

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might be necessary or appropriate for successful execution of the task assigned to her. FIVE: AMENDMENT OF THE BYLAWS OF INVERSIONES ENJOY SpA: To amend the corporate bylaws of INVERSIONES ENJOY SpA, in all necessary aspects to effect the split. Consequently, it is resolved to amend the corporate bylaws, as contained in the public instrument dated December first, two thousand nine, issued by the Santiago Notary Office of Mr. Hernán Blanche Supúlveda covering the merger by incorporation of ENJOY INMOBILIARIA Spa into ENJOY INTERNACIONAL LIMITADA, the latter subsequently being called INVERSIONES ENJOY LIMITADA, as amended pursuant to the instruments dated December twenty-first, two thousand nine, April thirtieth, two thousand ten and March ninth, two thousand eleven, the first amendment having been issued through the Santiago Notary Office of Mr. Eduardo Diez Morello and the last two amendments through the Santiago Notary Office of Mr. Hernán Blanche Supúlveda, as follows: a) Article Four of the bylaws, on share capital, is amended to read as follows: ARTICLE FOUR: The Company’s share capital totals THIRTEEN BILLION, FIVE HUNDRED ELEVEN MILLION, FIVE HUNDRED THIRTY-SEVEN THOUSAND, FIVE HUNDRED FIFTY-ONE PESOS, divided among one million ordinary registered shares, of the same series and without par value. The shares may be paid-in in cash or with other assets. The company administration is expressly authorized to generally and

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

permanently increase the share capital with a view to financing the company’s ordinary activities or for specific purposes.” b) Transitory Article One is replaced by the following: “TRANSITORY ARTICLE ONE: The share capital, totaling THIRTEEN BILLION, FIVE HUNDRED ELEVEN MILLION, FIVE HUNDRED THIRTY-SEVEN THOUSAND, FIVE HUNDRED FIFTY-ONE PESOS, divided among one million ordinary, registered shares, of the same series and without par value, which are entirely subscribed and paid-in.” SIX: POWERS OF ATTORNEY: To implement these resolutions without awaiting subsequent approval of the minutes; and to directly authorize shareholder ENJOY S.A. such that, through its respective legal representatives, it might undertake to record as a public instrument the relevant parts of these minutes and execute all necessary processing to legalize the company’s split and the other resolutions adopted at the Meeting, as well as the organization of the new company INVERSIONES INMOBILIARIAS ENJOY SpA and be able to delegate said authority. EIGHT: VALIDITY OF RESOLUTIONS AND AUTHORITY TO RECORD AS A PUBLIC INSTRUMENT: As specified previously, the Board has determined that the resolution for split shall enjoy all legal effects as from June first, two thousand twelve, and has authorized shareholder ENJOY S.A. such that, through its respective legal representatives, it might proceed to record as a public instrument all or part thereof, as well as take any other measures that legally apply in order for the amendments of the

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bylaws to assume all their legal effects, and has further so authorized INVERSIONES INMOBILIARIAS ENJOY SpA, reproducing the bylaws approved at this Meeting. They shall further require the relevant recording and annotation, and may delegate these and other powers in a single instrument. Finally, the Meeting unanimously approves authorizing the bearer of an authorized copy of these minutes to record them as a public instrument in order to apply such notes, sub-records and records vis-à-vis the notary, registrar or archivist offices as may be relevant. The session was closed at nine o’clock a.m. Signature illegible - ANTONIO MARTÍNEZ SEGUÍ - Chair; Signature illegible - PERCY ECCLEFIELD ARRIAZA - FOR ENJOY S.A. - Shareholder; Signature illegible - EDUARDO SBOCCIA SERRANO - Secretary. CERTIFIED: The undersigned notary certifies: ONE: That he was present at the Extraordinary General Shareholders Meeting of “INVERSIONES ENJOY SpA,” which was held June first, two thousand twelve, at Avenida Presidente Riesco number five thousand, seven hundred eleven, fifteenth floor, Commune of Las Condes. TWO: That he was present from start to finish. THREE: That the number of shares detailed in the minutes were present at this Meeting. FOUR: That each item submitted for consideration of the shareholders was debated separately, and each was approved separately and unanimously by those in attendance. FIVE: That the

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO

preceding minutes are an accurate reflection of the occurrences and resolutions at the meeting. Santiago, June first, two thousand twelve. EDUARDO DIEZ MORELLO – Notary Public.” Recently copied minutes consistent with their original. In verification thereof, and having been read by the appearing party. The legal standing of Mr. PERCY ALBERT ECCLEFIELD ARRIAZA and of Mr. RODRIGO LARRAIN KAPLAN to act in representation of the company ENJOY S.A. is as set forth in the public instrument dated November twenty-fifth, two thousand nine, issued through the Santiago Notary Office of Mr. Eduardo Diez Morello. Said legal standing is not incorporated herein as it is known to the parties and to the authorizing notary. In verification thereof, and after having been read, it was signed by the appearing parties. Copy issued. BY WITNESS WHEREOF. Directory No. 13.774-2012. DOCUMENT ATTACHED.

[signature]
PERCY ALBERT ECCLEFIELD ARRIAZA
IN REP. OF ENJOY S.A.

[signature]
RODRIGO CRISTIAN LARRAIN KAPLAN
IN REP. OF ENJOY S.A.
Signatures 02
Copies 05

[stamp:] I AUTHORIZE THIS COPY WHICH ACCURATELY REFLECTS ITS ORIGINAL 34TH NOTARY OFFICE - JUL. 6, 2012 - SANTIAGO CHILE EDUARDO DIEZ MORELLO NOTARY PUBLIC	[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO [initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO	[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO